SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

☒        Pursuant to Section 13 OR 15(d) of the Securities Act of 1934

November 5, 2001

Date of Report (date of earliest event reported)

0-9859

(Commission File Number)

BANCTEC, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)	75-1559633 (I.R.S. Employer Identification No.)

2701 E. Grauwyler Road Irving, Texas  75061

(Address of principal executive offices, including zip code)

(972-579-6000)

(Registrant’s telephone number, including area code)

ITEM 4.  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On November 5, 2001 the Company dismissed D&T as the Company’s independent accountant and appointed KPMG, LLP (“KPMG”) as its independent accountant. The decision to change accountants was approved by the Company's board of directors.

Deloitte & Touche, LLP (“D&T”) audited the consolidated financial statements of BancTec, Inc. (“the Company”) for the fiscal year ended December 31, 2000. D&T also performed a review for the first two quarters of the 2001 fiscal year.

The Company and D&T have not, in connection with the audit of the Company's financial statements for the sole period audited by D&T (the fiscal year ended December 31, 2000) or for any subsequent interim period prior to and including November 5, 2001, had any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to D&T’s satisfaction, would have resulted in a qualified audit opinion.

The report of D&T on the Company's financial statements for the period audited by D&T did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period audited by D&T or subsequent interim periods, there have been no reportable events (as defined by Item 304 of Regulation S-K) with D&T, except as follows:

During D&T’s audit of the Company's 2000 financial statements, D&T noted what D&T considered to be material weaknesses in internal control design and in the operation of internal controls. These deficiencies were the subject of discussion between D&T and the audit committee of the Company’s board of directors. The Company has authorized D&T to respond fully to the inquiries of KPMG concerning this matter.

The Company had no relationship with KPMG required to be reported pursuant to Regulation S-K item 304(a)(2) during the two most recent fiscal years or the subsequent interim period prior to and including November 5, 2001.

The Company has provided D&T with a copy of this Form 8-K and has requested that D&T furnish to the Company a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements presented above.  A copy of D&T’s response letter, Dated November 9, 2001 is filed as exhibit 16.1 to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

16.1	Letter from Deloitte & Touche, LLP addressed to the Securities and Exchange Commission in compliance with Item 304 of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCTEC, INC.

By:	/s/ Brian R. Stone
Brian R. Stone
Senior Vice President and
Chief Financial Officer

Date of Report:  November 5, 2001

(Date of earliest event reported)